Series Number: 1
For the Period Ending 12/31/14

48)           Class I
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

Series Number: 4
For the Period Ending 12/31/14

48)           Class I & III
First $250 million 1.500%
Next $250 million 1.200%
Next $500 million 1.100%
Over $1 billion 1.000%

Class II & IV
First $250 million 1.400%
Next $250 million 1.100%
Next $500 million 1.000%
Over $1 billion 0.900%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           3,419
2. Dividends for a second class of open-end company shares
Class II                                901
Class III                                15
Class IV                                22

73A)           1. Dividends from net investment income
Class I                                           $0.1752
2. Dividends from a second class of open-end company shares
Class II                                $0.1595
Class III                                $0.1752
Class IV                                $0.1595

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           21,084
2. Number of shares outstanding of a second class of open-end company shares    (000's omitted)
Class II                                5,095
Class III                                79
Class IV                                127

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.98
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.97
Class III                                $9.98
Class IV                                $9.97

Series Number: 5
For period ending 12/31/14

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           6,707
2.  Dividends for a second class of open-end company shares
Class II                                6,390
Class III                                160

73A)           1. Dividends from net investment income
Class I                                           $0.1374
2. Dividends for a second class of open-end company shares
Class II                                $0.1237
Class III                                $0.1374

74U)           1. Number of shares outstanding (000's omitted)
Class I                                48,169
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                47,746
Class III                                1,815

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.41
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.42
Class III                                $9.41

Series Number: 6
For period ending 12/31/14

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           6,184
2. Dividends for a second class of open-end company shares
Class II                                334
Class III                                150

73A)           1. Dividends from net investment income
Class I                                           $0.1963
2. Dividends for a second class of open-end company shares
Class II                                $0.1718
Class III                                $0.1963

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           33,832
2. Number of shares outstanding of a second class of open-end company shares(000's omitted)
Class II                                2,080
Class III                                1,288

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $10.11
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $10.11
Class III                                $10.11

Series Number: 7
For period ending 12/31/14

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                144
2. Dividends for a second class of open-end company shares
Class II                                490
Class III                                4

73A)           1. Dividends from net investment income
Class I                                           $0.0557
2. Dividends from a second class of open-end company shares
Class II                                $0.0337
Class III                                $0.0557

74U)           1. Number of shares outstanding (000's omitted)
Class I                                2,403
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                 9,451
Class III                                 71

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $16.13
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $15.91
Class III                                $16.11

Series Number: 9
For period ending 12/31/14

48)           Class I
First $1 billion 0.900%
Next $4 billion 0.800%
Over $5 billion 0.700%

Class II
First $1 billion 0.800%
Next $4 billion 0.700%
Over $5 billion 0.600%

Series Number: 10
For period ending 12/31/14

48)           Class I        1.000%
Class II       0.900%

Series Number: 12
For period ending 12/31/14

48)           Class I        1.000%
Class II       0.900%